Exhibit 32.0

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the report of Bizcom U.S.A., Inc., (the "Company") on Form 10QSB for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hanan Klein, Chief Executive Officer, President, Principal Financial and Accounting Officer, Secretary and Chairman of the Board of Directors, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge,such knowledge being limited by the fact that I was not an officer of the Company until July 10, 2002:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Hanan Klein
-------------------
Name:  Hanan Klein
Title: Chief Executive Officer, President, Principal
       Financial and Accounting Officer, Secretary and
       Chairman of the Board of Directors

Date:  September 28, 2003